KEYCORP REPORTS THIRD QUARTER 2021 NET INCOME OF $616 MILLION,
OR $.65 PER DILUTED COMMON SHARE
Positive operating leverage compared to the year-ago period
Record third quarter revenue, up 8% from the year-ago period

Record third quarter noninterest income, up 17% from the year-ago period

Strong credit quality: net charge-offs to average loans of 11 basis points

Entered into accelerated share repurchase program: aided by capital relief from sale of indirect auto loan portfolio

    CLEVELAND, October 21, 2021 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $616 million, or $.65 per diluted common share for the third quarter of 2021. This compared to $698 million, or $.72 per diluted common share, for the second quarter of 2021 and $397 million, or $.41 per diluted common share, for the third quarter of 2020.

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Selected Financial Highlights

dollars in millions, except per share data				Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Income (loss) from continuing operations attributable to Key common shareholders	$616	$698	$397	(11.7)%	55.2%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.65	.72	.41	(9.7)	58.5
Return on average tangible common equity from continuing operations (a)	18.55%	21.34%	12.19%	N/A	N/A
Return on average total assets from continuing operations	1.41	1.63	1.00	N/A	N/A
Common Equity Tier 1 ratio (b)	9.6	9.9	9.5	N/A	N/A
Book value at period end	$16.82	$16.75	$16.25	.4%	3.5%
Net interest margin (TE) from continuing operations	2.47%	2.52%	2.62%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)September 30, 2021 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Net interest income (TE)	$1,025	$1,023	$1,006	.2%	1.9%
Noninterest income	797	750	681	6.3	17.0
Total revenue	$1,822	$1,773	$1,687	2.8%	8.0%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $1.0 billion for the third quarter of 2021, an increase of $19 million from the third quarter of 2020. The increase in net interest income reflects higher earning asset balances and lower interest-bearing deposit costs, partially offset by a lower net interest margin. The net interest margin was impacted by lower interest rates and a change in balance sheet mix, including elevated levels of liquidity, partly offset by higher loan fees from the Paycheck Protection Program ("PPP") forgiveness.

Compared to the second quarter of 2021, taxable-equivalent net interest income increased by $2 million, and the net interest margin decreased by 5 basis points. Both net interest income and the net interest margin were impacted by higher earning asset balances, including elevated levels of liquidity, partially offset by lower earning asset yields. Net interest income also benefited from one additional business day in the third quarter of 2021.

Noninterest Income

dollars in millions				Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Trust and investment services income	$129	$133	$128	(3.0)%	.8%
Investment banking and debt placement fees	235	217	146	8.3	61.0
Service charges on deposit accounts	91	83	77	9.6	18.2
Operating lease income and other leasing gains	37	36	38	2.8	(2.6)
Corporate services income	69	55	51	25.5	35.3
Cards and payments income	111	113	114	(1.8)	(2.6)
Corporate-owned life insurance income	33	30	30	10.0	10.0
Consumer mortgage income	33	26	51	26.9	(35.3)
Commercial mortgage servicing fees	34	44	18	(22.7)	88.9
Other income	25	13	28	92.3	(10.7)
Total noninterest income	$797	$750	$681	6.3%	17.0%

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

    Compared to the third quarter of 2020, noninterest income increased by $116 million, primarily driven by an $89 million increase in investment banking and debt placement fees, driven by higher volumes in equity underwriting and advisory transactions. Corporate services income and commercial mortgage servicing fees increased $18 million and $16 million, respectively. Partially offsetting these increases was consumer mortgage income, which decreased $18 million, due to lower gain on sale margins.

Compared to the second quarter of 2021, noninterest income increased by $47 million, reflecting broad-based growth in our fee-based businesses. Notable drivers of the quarter-over-quarter increase were investment banking and debt placement fees and corporate services income, which increased $18 million and $14 million, respectively. Partially offsetting these increases was a $10 million decrease in commercial mortgage servicing fees, reflecting lower activity-related fees.

Noninterest Expense

dollars in millions				Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Personnel expense	$640	$623	$588	2.7%	8.8%
Nonpersonnel expense	472	453	449	4.2	5.1
Total noninterest expense	$1,112	$1,076	$1,037	3.3%	7.2%

    Key’s noninterest expense was $1.1 billion for the third quarter of 2021, an increase of $75 million from the year-ago period. The increase is primarily related to higher personnel costs of $52 million, reflecting higher incentive and stock-based compensation, attributed to an increase in fee production and Key's increased stock price. Additionally, other drivers for the year-over-year increase include higher business services and professional fees and marketing expense.

    Compared to the second quarter of 2021, noninterest expense increased $36 million. The increase is primarily related to other expense, which is up $18 million reflecting elevated charitable contributions and a pension settlement charge. Additionally, personnel expense increased $17 million, mostly driven by an $8 million increase in employee benefits and a $7 million increase in salaries and contract labor due to one additional day in the quarter.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Commercial and industrial (a)	$49,868	$51,808	$57,067	(3.7)%	(12.6)%
Other commercial loans	19,362	19,034	19,677	1.7	(1.6)
Total consumer loans	30,908	29,972	28,175	3.1	9.7
Total loans	$100,138	$100,814	$104,919	(.7)%	(4.6)%

(a)Commercial and industrial average loan balances include $137 million, $132 million, and $129 million of assets from commercial credit cards at September 30, 2021, June 30, 2021, and September 30, 2020, respectively.

Average loans were $100.1 billion for the third quarter of 2021, a decrease of $4.8 billion compared to the third quarter of 2020. Commercial loans decreased $7.5 billion, reflecting decreased utilization versus the year-ago period and a decline in PPP balances. Consumer loans increased $2.7 billion, reflecting strength from Key's consumer mortgage business and Laurel Road, partly offset by the sale of the indirect auto loan portfolio.

Compared to the second quarter of 2021, average loans decreased by $676 million. Commercial loans decreased $1.6 billion, driven by a $3.3 billion decline in PPP loan balances, partially offset by core portfolio growth in commercial and industrial loans and commercial real estate loans. Consumer loans continue to reflect strength from Key's consumer mortgage business, partly offset by the sale of the indirect auto loan portfolio, which reduced average loans by $763 million.

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Average Deposits

dollars in millions				Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Non-time deposits	$142,537	$139,480	$127,347	2.2%	11.9%
Certificates of deposit ($100,000 or more)	1,975	2,212	3,862	(10.7)	(48.9)
Other time deposits	2,404	2,630	3,735	(8.6)	(35.6)
Total deposits	$146,916	$144,322	$134,944	1.8%	8.9%

Cost of total deposits	.04%	.05%	.16%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $146.9 billion for the third quarter of 2021, an increase of $12.0 billion compared to the year-ago quarter, reflecting growth from consumer and commercial relationships, including higher commercial escrow deposits, partially offset by a decline in time deposits.

Compared to the second quarter of 2021, average deposits increased by $2.6 billion, primarily driven by commercial growth.

ASSET QUALITY

dollars in millions				Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Net loan charge-offs	$29	$22	$128	31.8%	(77.3)%
Net loan charge-offs to average total loans	.11%	.09%	.49%	N/A	N/A
Nonperforming loans at period end	$554	$694	$834	(20.2)	(33.6)
Nonperforming assets at period end	599	738	1,003	(18.8)	(40.3)
Allowance for loan and lease losses	1,084	1,220	1,730	(11.1)	(37.3)
Allowance for credit losses	1,236	1,372	1,938	(9.9)	(36.2)
Allowance for loan and lease losses to nonperforming loans	195.7%	175.8%	207.4%	N/A	N/A
Allowance for credit losses to nonperforming loans	223.1	197.7	232.4	N/A	N/A
Provision for credit losses	$(107)	$(222)	$160	(51.8)%	(166.9)%

N/A = Not Applicable

    Key's provision for credit losses was a net benefit of $107 million, including a $136 million reserve release for the third quarter of 2021, compared to an expense of $160 million in the third quarter of 2020 and a net benefit of $222 million in the second quarter of 2021. The reserve release was largely driven by a continued improvement in the economic outlook.

    Net loan charge-offs for the third quarter of 2021 totaled $29 million, or .11% of average total loans. These results compare to $128 million, or .49%, for the third quarter of 2020 and $22 million, or .09%, for the second quarter of 2021. Net charge-offs in the current quarter included $22 million related to the sale of the indirect auto loan portfolio. Key’s allowance for credit losses was $1.2 billion, or 1.25% of total period-end loans at September 30, 2021, compared to 1.88% at September 30, 2020, and 1.36% at June 30, 2021.

    At September 30, 2021, Key’s nonperforming loans totaled $554 million, which represented .56% of period-end portfolio loans. These results compare to .81% at September 30, 2020, and .69% at June 30, 2021. Nonperforming assets at September 30, 2021, totaled $599 million, and represented .61% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .97% at September 30, 2020, and .73% at June 30, 2021.

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2021. On September 10, Key entered into an accelerated share repurchase program.

Capital Ratios

	9/30/2021	6/30/2021	9/30/2020
Common Equity Tier 1 (a)	9.6%	9.9%	9.5%
Tier 1 risk-based capital (a)	10.9	11.3	10.9
Total risk based capital (a)	12.7	13.2	13.3
Tangible common equity to tangible assets (b)	7.0	7.4	7.8
Leverage (a)	8.4	8.7	8.7

(a)September 30, 2021 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's capital position remained strong in the third quarter of 2021. As shown in the preceding table, at September 30, 2021, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.6% and 10.9%, respectively. Key's tangible common equity ratio was 7.0% at September 30, 2021.

    Key has elected the CECL phase-in option provided by regulatory guidance which delays for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by 20 basis points.

Summary of Changes in Common Shares Outstanding

in thousands				Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Shares outstanding at beginning of period	960,276	972,587	975,947	(1.3)%	(1.6)%
Open market repurchases, repurchases under the accelerated repurchase program, and return of shares under employee compensation plans	(29,923)	(13,304)	(1)	124.9	N/M
Shares issued under employee compensation plans (net of cancellations)	191	993	259	(80.8)	(26.3)
Shares outstanding at end of period	930,544	960,276	976,205	(3.1)%	(4.7)%

N/M = Not Meaningful

    During the third quarter of 2021, Key declared a dividend of $.185 per common share and completed $593 million of common share repurchases. Of the $593 million total common shares repurchased in the third quarter of 2021, $468 million were related to the initial settlement of the accelerated share repurchase program and $125 million were purchased in the open market.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Major Business Segments

dollars in millions				Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Revenue from continuing operations (TE)
Consumer Bank	$870	$852	$864	2.1%	.7%
Commercial Bank	891	873	811	2.1	9.9
Other (a)	61	48	12	27.1	N/M
Total	$1,822	$1,773	$1,687	2.8%	8.0%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$241	$257	$229	(6.2)%	5.2%
Commercial Bank	384	433	173	(11.3)	122.0
Other (a)	18	34	22	(47.1)	(18.2)
Total	$643	$724	$424	(11.2)%	51.7%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent, N/M = Not Meaningful

Consumer Bank

dollars in millions				Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Summary of operations
Net interest income (TE)	$582	$599	$598	(2.8)%	(2.7)%
Noninterest income	288	253	266	13.8	8.3
Total revenue (TE)	870	852	864	2.1	.7
Provision for credit losses	(38)	(70)	(3)	45.7	N/M
Noninterest expense	591	584	567	1.2	4.2
Income (loss) before income taxes (TE)	317	338	300	(6.2)	5.7
Allocated income taxes (benefit) and TE adjustments	76	81	71	(6.2)	7.0
Net income (loss) attributable to Key	$241	$257	$229	(6.2)%	5.2%

Average balances
Loans and leases	$39,796	$40,598	$38,354	(2.0)%	3.8%
Total assets	42,981	43,818	43,304	(1.9)	(.7)
Deposits	89,156	88,412	82,829	.8	7.6

Assets under management at period end	$52,867	$51,013	$43,949	3.6%	20.3%

TE = Taxable Equivalent

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Additional Consumer Bank Data

dollars in millions				Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Noninterest income
Trust and investment services income	$105	$104	$100	1.0%	5.0%
Service charges on deposit accounts	56	48	44	16.7	27.3
Cards and payments income	62	62	55	—	12.7
Consumer mortgage income	33	26	51	26.9	(35.3)
Other noninterest income	32	13	16	146.2	100.0
Total noninterest income	$288	$253	$266	13.8%	8.3%

Average deposit balances
NOW and money market deposit accounts	$56,353	$56,038	$52,539	.6%	7.3%
Savings deposits	6,749	6,523	5,168	3.5	30.6
Certificates of deposit ($100,000 or more)	1,846	2,083	3,550	(11.4)	(48.0)
Other time deposits	2,398	2,616	3,701	(8.3)	(35.2)
Noninterest-bearing deposits	21,810	21,152	17,872	3.1	22.0
Total deposits	$89,156	$88,412	$82,830	.8%	7.6%

Other data
Branches	1,000	1,014	1,077
Automated teller machines	1,316	1,329	1,388

Consumer Bank Summary of Operations (3Q21 vs. 3Q20)

•Net income attributable to Key of $241 million for the third quarter of 2021, compared to $229 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $16 million, compared to the third quarter of 2020, driven by the lower interest rate environment, partially offset by strong consumer mortgage balance sheet growth and fees related to PPP loans
•Average loans and leases increased $1.4 billion, or 3.8%, from the third quarter of 2020, driven by growth in consumer mortgage, partially offset by the sale of the indirect auto loan portfolio
•Average deposits increased $6.3 billion, or 7.6%, from the third quarter of 2020, driven by retention of consumer stimulus payments and relationship growth
•Provision for credit losses decreased $35 million, compared to the third quarter of 2020. The provision for credit losses was a net benefit and was driven by improvements in expected economic conditions and continued strength in client credit quality
•Noninterest income increased $22 million, or 8.3%, from the year ago quarter, driven by higher service charges on deposit accounts and cards and payments income, partially offset by lower consumer mortgage income, due to lower gain on sale margins
•Noninterest expense increased $24 million, or 4.2%, from the year ago quarter, driven by higher production-related incentives and support expenses related to higher loan volumes

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Commercial Bank

dollars in millions				Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Summary of operations
Net interest income (TE)	$414	$418	$427	(1.0)%	(3.0)%
Noninterest income	477	455	384	4.8	24.2
Total revenue (TE)	891	873	811	2.1	9.9
Provision for credit losses	(69)	(131)	150	(47.3)	(146.0)
Noninterest expense	470	451	447	4.2	5.1
Income (loss) before income taxes (TE)	490	553	214	(11.4)	129.0
Allocated income taxes and TE adjustments	106	120	41	(11.7)	158.5
Net income (loss) attributable to Key	$384	$433	$173	(11.3)%	122.0%

Average balances
Loans and leases	$59,914	$59,953	$66,378	(.1)%	(9.7)%
Loans held for sale	1,190	1,341	1,383	(11.3)	(14.0)
Total assets	69,285	69,101	74,530	0.3	(7.0)
Deposits	56,546	54,814	51,585	3.2%	9.6%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Commercial Bank Data

dollars in millions				Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Noninterest income
Trust and investment services income	$24	$27	$28	(11.1)%	(14.3)
Investment banking and debt placement fees	234	215	146	8.8	60.3%
Operating lease income and other leasing gains	37	35	38	5.7	(2.6)

Corporate services income	63	47	44	34.0	43.2
Service charges on deposit accounts	34	34	33	—	3.0
Cards and payments income	44	49	60	(10.2)	(26.7)
Payments and services income	141	130	137	8.5	2.9

Commercial mortgage servicing fees	34	44	18	(22.7)	88.9
Other noninterest income	7	4	17	75.0	(58.8)
Total noninterest income	$477	$455	$384	4.8%	24.2%

N/M = Not Meaningful

Commercial Bank Summary of Operations (3Q21 vs. 3Q20)

•Net income attributable to Key of $384 million for the third quarter of 2021, compared to $173 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $13 million, compared to the third quarter of 2020, as lower average loan balances offset fees related to PPP loans
•Average loan and lease balances decreased $6.5 billion, compared to the third quarter of 2020, driven by lower commercial and industrial line draws and PPP loan forgiveness
•Average deposit balances increased $5.0 billion, or 9.6%, compared to the third quarter of 2020, driven by growth in targeted relationships and the impact of government programs
•Provision for credit losses decreased $219 million, compared to the third quarter of 2020. The provision for credit losses was a net benefit and was driven by expected improvements in economic conditions
•Noninterest income increased $93 million, from the year-ago quarter, driven by elevated investment banking client activity and commercial mortgage servicing fees, partially offset by lower cards and payments income as individuals roll off unemployment benefits
•Noninterest expense increased by $23 million, or 5.1%, from the third quarter of 2020, driven by higher production-related incentives related to strong revenue production

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $187.0 billion at September 30, 2021.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of 1,000 branches and approximately 1,300 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Melanie S. Kaiser	Tracy Pesho
216.689.4545	216.471.2825
Melanie_S_Kaiser@KeyBank.com	Tracy_Pesho@KeyBank.com

Halle A. Nichols	Twitter: @keybank
216.471.2184
Halle_A_Nichols@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2020, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, and the impact of the COVID-19 global pandemic on us, our clients, our third-party service providers, and the markets. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 10:00 a.m. ET, on October 21, 2021. A replay of the call will be available through October 30, 2021.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

KeyCorp
Third Quarter 2021
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	9/30/2021	6/30/2021	9/30/2020
Summary of operations
Net interest income (TE)	$1,025	$1,023	$1,006
Noninterest income	797	750	681
Total revenue (TE)	1,822	1,773	1,687
Provision for credit losses	(107)	(222)	160
Noninterest expense	1,112	1,076	1,037
Income (loss) from continuing operations attributable to Key	643	724	424
Income (loss) from discontinued operations, net of taxes	2	5	4
Net income (loss) attributable to Key	645	729	428

Income (loss) from continuing operations attributable to Key common shareholders	616	698	397
Income (loss) from discontinued operations, net of taxes	2	5	4
Net income (loss) attributable to Key common shareholders	618	703	401

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.65	$.73	$.41
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.66	.73	.41

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.65	.72	.41
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.65	.73	.41

Cash dividends declared	.185	.185	.185
Book value at period end	16.82	16.75	16.25
Tangible book value at period end	13.80	13.81	13.32
Market price at period end	21.62	20.65	11.93

Performance ratios
From continuing operations:
Return on average total assets	1.41%	1.63%	1.00%
Return on average common equity	15.28%	17.54	9.98
Return on average tangible common equity (b)	18.55	21.34	12.19
Net interest margin (TE)	2.47	2.52	2.62
Cash efficiency ratio (b)	60.2	59.9	60.6

From consolidated operations:
Return on average total assets	1.41	1.64%	1.00%
Return on average common equity	15.33	17.67	10.08
Return on average tangible common equity (b)	18.61	21.49	12.31
Net interest margin (TE)	2.46	2.55	2.62
Loan to deposit (c)	66.5	70.4	77.2

Capital ratios at period end
Key shareholders’ equity to assets	9.4%	9.9%	10.4%
Key common shareholders’ equity to assets	8.4	8.9	9.3
Tangible common equity to tangible assets (b)	7.0	7.4	7.8
Common Equity Tier 1 (d)	9.6	9.9	9.5
Tier 1 risk-based capital (d)	10.9	11.3	10.9
Total risk-based capital (d)	12.7	13.2	13.3
Leverage (d)	8.4	8.7	8.7

Asset quality — from continuing operations
Net loan charge-offs	$29	$22	$128
Net loan charge-offs to average loans	.11%	.09%	.49%
Allowance for loan and lease losses	$1,084	$1,220	$1,730
Allowance for credit losses	1,236	1,372	1,938
Allowance for loan and lease losses to period-end loans	1.10%	1.21%	1.68%
Allowance for credit losses to period-end loans	1.25	1.36	1.88
Allowance for loan and lease losses to nonperforming loans	195.7	175.8	207.4
Allowance for credit losses to nonperforming loans	223.1	197.7	232.4
Nonperforming loans at period-end	$554	$694	$834
Nonperforming assets at period-end	599	738	1,003
Nonperforming loans to period-end portfolio loans	.56%	.69%	.81%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.61	.73	.97

Trust assets
Assets under management	$52,867	$51,013	$43,949

Other data
Average full-time equivalent employees	17,009	17,003	17,097
Branches	1,000	1,014	1,077
Taxable-equivalent adjustment	$9	$6	$6

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Nine months ended
	9/30/2021	9/30/2020
Summary of operations
Net interest income (TE)	$3,060	$3,020
Noninterest income	2,285	1,850
Total revenue (TE)	5,345	4,870
Provision for credit losses	(422)	1,001
Noninterest expense	3,259	2,981
Income (loss) from continuing operations attributable to Key	1,985	754
Income (loss) from discontinued operations, net of taxes	11	7
Net income (loss) attributable to Key	1,996	761

Income (loss) from continuing operations attributable to Key common shareholders	1,905	674
Income (loss) from discontinued operations, net of taxes	11	7
Net income (loss) attributable to Key common shareholders	1,916	681

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$1.99	$.70
Income (loss) from discontinued operations, net of taxes	.01	.01
Net income (loss) attributable to Key common shareholders (a)	2.00	.70

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	1.98	.69
Income (loss) from discontinued operations, net of taxes — assuming dilution	.01	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	1.99	.70

Cash dividends paid	.56	.56

Performance ratios
From continuing operations:
Return on average total assets	1.50%	.63%
Return on average common equity	15.98	5.75
Return on average tangible common equity (b)	19.43	7.06
Net interest margin (TE)	2.53	2.78
Cash efficiency ratio (b)	60.1	60.2

From consolidated operations:
Return on average total assets	1.50%	.63%
Return on average common equity	16.07	5.81
Return on average tangible common equity (b)	19.54	7.13
Net interest margin (TE)	2.52	2.78

Asset quality — from continuing operations
Net loan charge-offs	$165	$308
Net loan charge-offs to average total loans	.22%	.40%

Other data
Average full-time equivalent employees	17,034	16,758

Taxable-equivalent adjustment	22	21
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)September 30, 2021, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

GAAP to Non-GAAP Reconciliations
(dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Nine months ended
	9/30/2021	6/30/2021	9/30/2020	9/30/2021	9/30/2020
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$17,510	$17,941	$17,722
Less: Intangible assets (a)	2,814	2,828	2,862
Preferred Stock (b)	1,856	1,856	1,856
Tangible common equity (non-GAAP)	$12,840	$13,257	$13,004
Total assets (GAAP)	$187,035	$181,115	$170,540
Less: Intangible assets (a)	2,814	2,828	2,862
Tangible assets (non-GAAP)	$184,221	$178,287	$167,678
Tangible common equity to tangible assets ratio (non-GAAP)	6.97%	7.44%	7.76%
Pre-provision net revenue
Net interest income (GAAP)	$1,016	$1,017	$1,000	$3,038	$2,999
Plus: Taxable-equivalent adjustment	9	6	6	22	21
Noninterest income	797	750	681	2,285	1,850
Less: Noninterest expense	1,112	1,076	1,037	3,259	2,981
Pre-provision net revenue from continuing operations (non-GAAP)	$710	$697	$650	$2,086	$1,889
Average tangible common equity
Average Key shareholders' equity (GAAP)	$17,899	$17,859	$17,730	$17,843	$17,545
Less: Intangible assets (average) (c)	2,823	2,840	2,870	2,834	2,886
Preferred stock (average)	1,900	1,900	1,900	1,900	1,900
Average tangible common equity (non-GAAP)	$13,176	$13,119	$12,960	$13,109	$12,759
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$616	$698	$397	$1,905	$674
Average tangible common equity (non-GAAP)	13,176	13,119	12,960	13,109	12,759

Return on average tangible common equity from continuing operations (non-GAAP)	18.55%	21.34%	12.19%	19.43%	7.06%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$618	$703	$401	$1,916	$681
Average tangible common equity (non-GAAP)	13,176	13,119	12,960	13,109	12,759

Return on average tangible common equity consolidated (non-GAAP)	18.61%	21.49%	12.31%	19.54%	7.13%

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
	Three months ended			Nine months ended
	9/30/2021	6/30/2021	9/30/2020	9/30/2021	9/30/2020
Cash efficiency ratio
Noninterest expense (GAAP)	$1,112	$1,076	$1,037	$3,259	$2,981
Less: Intangible asset amortization	15	14	15	44	50
Adjusted noninterest expense (non-GAAP)	$1,097	$1,062	$1,022	$3,215	$2,931

Net interest income (GAAP)	$1,016	$1,017	$1,000	$3,038	$2,999
Plus: Taxable-equivalent adjustment	9	6	6	22	21
Noninterest income	797	750	681	2,285	1,850
Total taxable-equivalent revenue (non-GAAP)	$1,822	$1,773	$1,687	$5,345	$4,870

Cash efficiency ratio (non-GAAP)	60.2%	59.9%	60.6%	60.1%	60.2%

(a)For the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, intangible assets exclude $3 million, $4 million, and $5 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, average intangible assets exclude $3 million, $4 million, and $5 million, respectively, of average purchased credit card receivables. For the nine months ended September 30, 2021, and September 30, 2020, average intangible assets exclude $4 million and $6 million, respectively, of average purchased credit card receivables
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Consolidated Balance Sheets
(dollars in millions)

	9/30/2021	6/30/2021	9/30/2020
Assets
Loans	$98,609	$100,730	$103,081
Loans held for sale	1,805	1,537	1,724
Securities available for sale	40,594	34,638	26,895
Held-to-maturity securities	8,423	6,175	8,384
Trading account assets	902	851	733
Short-term investments	19,608	20,460	14,148
Other investments	607	635	620
Total earning assets	170,548	165,026	155,585
Allowance for loan and lease losses	(1,084)	(1,220)	(1,730)
Cash and due from banks	763	792	956
Premises and equipment	678	785	765
Goodwill	2,673	2,673	2,664
Other intangible assets	144	159	203
Corporate-owned life insurance	4,312	4,304	4,274
Accrued income and other assets	8,404	7,966	7,084
Discontinued assets	597	630	739
Total assets	$187,035	181,115	170,540

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$87,242	$85,242	$80,791
Savings deposits	7,259	6,993	5,585
Certificates of deposit ($100,000 or more)	1,890	2,064	3,345
Other time deposits	2,315	2,493	3,450
Total interest-bearing deposits	98,706	96,792	93,171
Noninterest-bearing deposits	53,225	49,280	43,575
Total deposits	151,931	146,072	136,746
Federal funds purchased and securities sold under repurchase agreements	228	211	213
Bank notes and other short-term borrowings	767	723	818
Accrued expense and other liabilities	3,434	2,957	2,356
Long-term debt	13,165	13,211	12,685
Total liabilities	169,525	163,174	152,818

Equity
Preferred stock	1,900	1,900	1,900
Common shares	1,257	1,257	1,257
Capital surplus	6,141	6,232	6,263
Retained earnings	14,133	13,689	12,375
Treasury stock, at cost	(5,876)	(5,287)	(4,940)
Accumulated other comprehensive income (loss)	(45)	150	867
Key shareholders’ equity	17,510	17,941	17,722
Noncontrolling interests	—	—	—
Total equity	17,510	17,941	17,722
Total liabilities and equity	$187,035	$181,115	$170,540

Common shares outstanding (000)	930,544	960,276	976,205

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Nine months ended
	9/30/2021	6/30/2021	9/30/2020	9/30/2021	9/30/2020
Interest income
Loans	$882	$888	$927	$2,659	$2,933
Loans held for sale	13	11	18	35	58
Securities available for sale	135	133	115	398	365
Held-to-maturity securities	43	45	53	133	171
Trading account assets	4	5	3	14	16
Short-term investments	9	6	1	20	14
Other investments	1	2	2	5	3
Total interest income	1,087	1,090	1,119	3,264	3,560
Interest expense
Deposits	15	16	54	52	319
Federal funds purchased and securities sold under repurchase agreements	—	—	—	—	6
Bank notes and other short-term borrowings	2	3	1	6	11
Long-term debt	54	54	64	168	225
Total interest expense	71	73	119	226	561
Net interest income	1,016	1,017	1,000	3,038	2,999
Provision for credit losses	(107)	(222)	160	(422)	1,001
Net interest income after provision for credit losses	1,123	1,239	840	3,460	1,998
Noninterest income
Trust and investment services income	129	133	128	395	384
Investment banking and debt placement fees	235	217	146	614	418
Service charges on deposit accounts	91	83	77	247	229
Operating lease income and other leasing gains	37	36	38	111	128
Corporate services income	69	55	51	188	165
Cards and payments income	111	113	114	329	271
Corporate-owned life insurance income	33	30	30	94	101
Consumer mortgage income	33	26	51	106	133
Commercial mortgage servicing fees	34	44	18	112	48
Other income	25	13	28	89	(27)
Total noninterest income	797	750	681	2,285	1,850
Noninterest expense
Personnel	640	623	588	1,887	1,675
Net occupancy	74	75	76	225	223
Computer processing	67	71	59	211	170
Business services and professional fees	56	51	49	157	142
Equipment	25	25	25	75	74
Operating lease expense	30	31	33	95	103
Marketing	32	31	22	89	67
Intangible asset amortization	15	14	15	44	50
Other expense	173	155	170	476	477
Total noninterest expense	1,112	1,076	1,037	3,259	2,981
Income (loss) from continuing operations before income taxes	808	913	484	2,486	867
Income taxes	165	189	60	501	113
Income (loss) from continuing operations	643	724	424	1,985	754
Income (loss) from discontinued operations, net of taxes	2	5	4	11	7
Net income (loss)	645	729	428	1,996	761
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	—
Net income (loss) attributable to Key	$645	$729	$428	$1,996	$761

Income (loss) from continuing operations attributable to Key common shareholders	$616	$698	$397	$1,905	$674
Net income (loss) attributable to Key common shareholders	618	703	401	1,916	681
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.65	$.73	$.41	$1.99	$.70
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (a)	.66	.73	.41	2.00	.70
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.65	$.72	$.41	$1.98	$.69
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (a)	.65	.73	.41	1.99	.70

Cash dividends declared per common share	$.185	$.185	$.185	$.555	$.555

Weighted-average common shares outstanding (000)	942,446	957,423	967,804	955,069	967,632
Effect of common share options and other stock awards	10,077	9,740	6,184	9,712	6,648
Weighted-average common shares and potential common shares outstanding (000) (b)	952,523	967,163	973,988	964,781	974,280
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Third Quarter 2021			Second Quarter 2021			Third Quarter 2020
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$49,868	$445	3.54	$51,808	$450	3.48	$57,067	$474	3.31
Real estate — commercial mortgage	13,306	120	3.56	12,825	117	3.67	13,202	117	3.54
Real estate — construction	2,134	19	3.53	2,149	20	3.68	1,987	18	3.57
Commercial lease financing	3,922	27	2.80	4,060	30	2.98	4,488	35	3.10
Total commercial loans	69,230	611	3.50	70,842	617	3.49	76,744	644	3.34
Real estate — residential mortgage	13,168	92	2.78	11,055	81	2.92	8,398	73	3.46
Home equity loans	8,894	84	3.75	9,089	85	3.76	9,580	91	3.82
Consumer direct loans	5,175	59	4.55	4,910	57	4.69	4,403	56	5.07
Credit cards	917	23	10.07	908	22	9.79	967	25	10.24
Consumer indirect loans	2,754	22	3.15	4,010	32	3.19	4,827	44	3.66
Total consumer loans	30,908	280	3.60	29,972	277	3.71	28,175	289	4.10
Total loans	100,138	891	3.53	100,814	894	3.56	104,919	933	3.55
Loans held for sale	1,447	13	3.66	1,616	11	2.60	1,924	18	3.61
Securities available for sale (b), (e)	36,923	135	1.48	33,623	133	1.57	24,941	115	1.90
Held-to-maturity securities (b)	6,507	43	2.66	6,452	45	2.75	8,677	53	2.44
Trading account assets	743	4	2.19	837	5	2.56	686	3	2.08
Short-term investments	19,274	9.18		18,817	6.13		12,525	1.04
Other investments (e)	614	1.99		622	2	1.02	640	2	1.49
Total earning assets	165,646	1,096	2.64	162,781	1,096	2.70	154,312	1,125	2.93
Allowance for loan and lease losses	(1,222)			(1,442)			(1,696)
Accrued income and other assets	16,947			16,531			16,195
Discontinued assets	618			650			752
Total assets	$181,989			$178,520			$169,563
Liabilities
NOW and money market deposit accounts	$85,333	$10.05		$83,981	$9.05		$80,175	$26.13
Savings deposits	7,117	—	.01	6,859	1.03		5,478	1.04
Certificates of deposit ($100,000 or more)	1,975	3.59		2,212	4.72		3,862	16	1.60
Other time deposits	2,404	2.26		2,630	2.38		3,735	11	1.17
Total interest-bearing deposits	96,829	15.06		95,682	16.07		93,250	54.23
Federal funds purchased and securities sold under repurchase agreements	231	—	.02	251	—	.02	225	—	.05
Bank notes and other short-term borrowings	671	2	1.11	744	3	1.19	761	1.68
Long-term debt (f), (g)	12,601	54	1.73	11,978	54	1.79	12,801	64	2.12
Total interest-bearing liabilities	110,332	71.26		108,655	73.27		107,037	119.45
Noninterest-bearing deposits	50,087			48,640			41,694
Accrued expense and other liabilities	3,053			2,716			2,350
Discontinued liabilities (g)	618			650			752
Total liabilities	$164,090			$160,661			$151,833
Equity
Key shareholders’ equity	$17,899			$17,859			$17,730
Noncontrolling interests	—			—			—
Total equity	17,899			17,859			17,730
Total liabilities and equity	$181,989			$178,520			$169,563
Interest rate spread (TE)			2.38%			2.43%			2.48%
Net interest income (TE) and net interest margin (TE)		$1,025	2.47%		$1,023	2.52%		$1,006	2.62%
TE adjustment (b)		9			6			6
Net interest income, GAAP basis		$1,016			$1,017			$1,000
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $137 million, $132 million, and $129 million of assets from commercial credit cards for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Nine months ended September 30, 2021			Nine months ended September 30, 2020
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$51,410	$1,347	3.50%	$55,676	$1,500	3.60%
Real estate — commercial mortgage	12,932	351	3.63	13,419	400	3.98
Real estate — construction	2,111	58	3.65	1,804	55	4.06
Commercial lease financing	4,041	89	2.93	4,546	107	3.15
Total commercial loans	70,494	1,845	3.50	75,445	2,062	3.65
Real estate — residential mortgage	11,320	246	2.89	7,801	210	3.59
Home equity loans	9,089	257	3.78	9,894	301	4.07
Consumer direct loans	4,969	173	4.65	4,089	165	5.38
Credit cards	919	69	10.10	1,010	81	10.68
Consumer indirect loans	3,771	91	3.22	4,779	135	3.78
Total consumer loans	30,068	836	3.71	27,573	892	4.32
Total loans	100,562	2,681	3.56	103,018	2,954	3.83
Loans held for sale	1,531	35	3.03	2,090	58	3.68
Securities available for sale (b), (e)	33,553	398	1.60	22,297	365	2.25
Held-to-maturity securities (b)	6,713	133	2.64	9,274	171	2.46
Trading account assets	809	14	2.30	837	16	2.55
Short-term investments	18,211	20.15		7,412	14.24
Other investments (e)	616	5	1.14	642	3.72
Total earning assets	161,995	3,286	2.71	145,570	3,581	3.30
Allowance for loan and lease losses	(1,427)			(1,403)
Accrued income and other assets	16,626			15,579
Discontinued assets	651			794
Total assets	$177,845			$160,540
Liabilities
NOW and money market deposit accounts	$83,599	$30.05		$74,087	$194.35
Savings deposits	6,730	1.02		5,089	2.04
Certificates of deposit ($100,000 or more)	2,250	13.77		5,036	74	1.96
Other time deposits	2,644	8.41		4,321	49	1.53
Total interest-bearing deposits	95,223	52.07		88,533	319.48
Federal funds purchased and securities sold under repurchase agreements	242	—	.03	821	6.95
Bank notes and other short-term borrowings	764	6.96		1,674	11.87
Long-term debt (f), (g)	12,469	168	1.80	12,733	225	2.45
Total interest-bearing liabilities	108,698	226.28		103,761	561.73
Noninterest-bearing deposits	47,800			35,922
Accrued expense and other liabilities	2,853			2,518
Discontinued liabilities (g)	651			794
Total liabilities	$160,002			$142,995
Equity
Key shareholders’ equity	$17,843			$17,545
Noncontrolling interests	—			—
Total equity	17,843			17,545
Total liabilities and equity	$177,845			$160,540
Interest rate spread (TE)			2.44%			2.57%
Net interest income (TE) and net interest margin (TE)		$3,060	2.53%		$3,020	2.78%
TE adjustment (b)		22			21
Net interest income, GAAP basis		$3,038			$2,999

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the nine months ended September 30, 2021, and September 30, 2020, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $131 million and $137 million of assets from commercial credit cards for the nine months ended September 30, 2021, and September 30, 2020, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Noninterest Expense
(dollars in millions)

	Three months ended			Nine months ended
	9/30/2021	6/30/2021	9/30/2020	9/30/2021	9/30/2020
Personnel (a)	$640	$623	$588	$1,887	$1,675
Net occupancy	74	75	76	225	223
Computer processing	67	71	59	211	170
Business services and professional fees	56	51	49	157	142
Equipment	25	25	25	75	74
Operating lease expense	30	31	33	95	103
Marketing	32	31	22	89	67
Intangible asset amortization	15	14	15	44	50
Other expense	173	155	170	476	477
Total noninterest expense	$1,112	$1,076	$1,037	$3,259	$2,981
Average full-time equivalent employees (b)	17,009	17,003	17,097	17,034	16,758
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Nine months ended
	9/30/2021	6/30/2021	9/30/2020	9/30/2021	9/30/2020
Salaries and contract labor	$328	$321	$339	$969	$987
Incentive and stock-based compensation	212	210	155	618	419
Employee benefits	100	92	93	299	261
Severance	—	—	1	1	8
Total personnel expense	$640	$623	$588	$1,887	$1,675

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Loan Composition
(dollars in millions)

				Percent change 9/30/2021 vs
	9/30/2021	6/30/2021	9/30/2020	6/30/2021	9/30/2020
Commercial and industrial (a)	$49,553	$50,672	$55,025	(2.2)%	(9.9)%
Commercial real estate:
Commercial mortgage	13,674	12,965	13,059	5.5	4.7
Construction	2,120	2,132	1,947	(.6)	8.9
Total commercial real estate loans	15,794	15,097	15,006	4.6	5.3
Commercial lease financing (b)	3,982	4,061	4,450	(1.9)	(10.5)
Total commercial loans	69,329	69,830	74,481	(.7)	(6.9)
Residential — prime loans:
Real estate — residential mortgage	14,204	12,131	8,715	17.1	63.0
Home equity loans	8,747	9,047	9,488	(3.3)	(7.8)
Total residential — prime loans	22,951	21,178	18,203	8.4	26.1
Consumer direct loans	5,324	5,049	4,395	5.4	21.1
Credit cards	928	923	970	.5	(4.3)
Consumer indirect loans	77	3,750	5,032	(97.9)	(98.5)
Total consumer loans	29,280	30,900	28,600	(5.2)	2.4
Total loans (c), (d)	$98,609	$100,730	$103,081	(2.1)%	(4.3)%
(a)Loan balances include $139 million, $135 million, and $128 million of commercial credit card balances at September 30, 2021, June 30, 2021, and September 30, 2020, respectively.
(b)Commercial lease financing includes receivables held as collateral for a secured borrowing of $16 million, $19 million, and $18 million at September 30, 2021, June 30, 2021, and September 30, 2020, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $602 million at September 30, 2021, $636 million at June 30, 2021, and $743 million at September 30, 2020, related to the discontinued operations of the education lending business.
(d)Accrued interest of $211 million, $225 million, and $235 million at September 30, 2021, June 30, 2021, and September 30, 2020, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 9/30/2021 vs
	9/30/2021	6/30/2021	9/30/2020	6/30/2021	9/30/2020
Commercial and industrial	$122	$233	$336	(47.6)%	(63.7)%
Real estate — commercial mortgage	1,446	1,073	1,031	34.8	40.3
Commercial lease financing	—	—	1	N/M	N/M
Real estate — residential mortgage	237	231	288	2.6	(17.7)
Consumer direct loans	—	—	68	N/M	N/M
Total loans held for sale	$1,805	$1,537	$1,724	17.4%	4.7%

N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(in millions)

	3Q21	2Q21	1Q21	4Q20	3Q20
Balance at beginning of period	$1,537	$2,296	$1,583	$1,724	$2,007
New originations	3,328	3,573	4,010	3,835	3,282
Transfers from (to) held to maturity, net	3,305	(71)	83	(24)	75
Loan sales	(6,405)	(4,195)	(3,303)	(3,932)	(3,583)
Loan draws (payments), net	8	(27)	(73)	(19)	(57)
Valuation and other adjustments	32	(39)	(4)	—	—
Balance at end of period	$1,805	$1,537	$2,296	$1,583	$1,724

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Nine months ended
	9/30/2021	6/30/2021	9/30/2020	9/30/2021	9/30/2020
Average loans outstanding	$100,138	$100,814	$104,919	$100,562	$103,018
Allowance for loan and lease losses at the end of the prior period	$1,220	$1,438	$1,708	$1,626	$900
Cumulative effect from change in accounting principle (a)	—	—	—	—	204
Allowance for loan and lease losses at the beginning of the period	1,220	1,438	1,708	1,626	1,104
Loans charged off:
Commercial and industrial	27	41	101	141	232

Real estate — commercial mortgage	—	4	13	39	18
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	—	4	13	39	18
Commercial lease financing	1	—	10	5	16
Total commercial loans	28	45	124	185	266
Real estate — residential mortgage	(2)	1	—	(1)	2
Home equity loans	1	4	4	7	10
Consumer direct loans	7	7	8	22	30
Credit cards	6	9	9	21	32
Consumer indirect loans	26	5	6	38	22
Total consumer loans	38	26	27	87	96
Total loans charged off	66	71	151	272	362
Recoveries:
Commercial and industrial	20	32	9	60	19

Real estate — commercial mortgage	1	6	2	8	3
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	1	6	2	8	3
Commercial lease financing	6	—	—	7	1
Total commercial loans	27	38	11	75	23
Real estate — residential mortgage	1	—	1	2	1
Home equity loans	2	1	3	4	6
Consumer direct loans	2	2	2	6	6
Credit cards	1	3	2	6	6
Consumer indirect loans	4	5	4	14	12
Total consumer loans	10	11	12	32	31
Total recoveries	37	49	23	107	54
Net loan charge-offs	(29)	(22)	(128)	(165)	(308)
Provision (credit) for loan and lease losses	(107)	(196)	150	(377)	934
Allowance for loan and lease losses at end of period	$1,084	$1,220	$1,730	$1,084	$1,730

Liability for credit losses on lending-related commitments at the end of the prior period	$152	$178	$198	$197	$68
Liability for credit losses on contingent guarantees at the end of the prior period	—	—	—	—	7
Cumulative effect from change in accounting principle (a), (b)	—	—	—	—	66
Liability for credit losses on lending-related commitments at beginning of period	152	178	198	197	141
Provision (credit) for losses on lending-related commitments	—	(26)	10	(45)	67
Liability for credit losses on lending-related commitments at end of period (c)	$152	$152	$208	$152	$208

Total allowance for credit losses at end of period	$1,236	$1,372	$1,938	$1,236	$1,938

Net loan charge-offs to average total loans	.11%	.09%	.49%	.22%	.40%
Allowance for loan and lease losses to period-end loans	1.10	1.21	1.68	1.10	1.68
Allowance for credit losses to period-end loans	1.25	1.36	1.88	1.25	1.88
Allowance for loan and lease losses to nonperforming loans	195.7	175.8	207.4	195.7	207.4
Allowance for credit losses to nonperforming loans	223.1	197.7	232.4	223.1	232.4

Discontinued operations — education lending business:
Loans charged off	$1	1	$—	$3	$4
Recoveries	1	—	—	2	3
Net loan charge-offs	$—	(1)	$—	(1)	$(1)
(a)The cumulative effect from change in accounting principle relates to the January 1, 2020, adoption of ASU 2016-13.
(b)Nine months ended September 30, 2020, excludes $4 million related to the provision for other financial assets as a result of the change in accounting principle.
(c)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Asset Quality Statistics From Continuing Operations
(dollars in millions)
	3Q21	2Q21	1Q21	4Q20	3Q20
Net loan charge-offs	$29	$22	$114	$135	$128
Net loan charge-offs to average total loans	.11%	.09%	.46%	.53%	.49%
Allowance for loan and lease losses	$1,084	$1,220	$1,438	$1,626	$1,730
Allowance for credit losses (a)	1,236	1,372	1,616	1,823	1,938
Allowance for loan and lease losses to period-end loans	1.10%	1.21%	1.42%	1.61%	1.68%
Allowance for credit losses to period-end loans	1.25	1.36	1.60	1.80	1.88
Allowance for loan and lease losses to nonperforming loans	195.7	175.8	197.5	207.1	207.4
Allowance for credit losses to nonperforming loans	223.1	197.7	222.0	232.2	232.4
Nonperforming loans at period end	$554	$694	$728	$785	$834
Nonperforming assets at period end	599	738	790	937	1,003
Nonperforming loans to period-end portfolio loans	.56%	.69%	.72%	.78%	.81%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.61	.73	.78	.92	.97
(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Commercial and industrial	$253	$355	$387	$385	$459

Real estate — commercial mortgage	49	66	66	104	104
Real estate — construction	—	—	—	—	1
Total commercial real estate loans	49	66	66	104	105
Commercial lease financing	5	7	8	8	6
Total commercial loans	307	428	461	497	570
Real estate — residential mortgage	93	99	95	110	96
Home equity loans	146	146	148	154	146
Consumer direct loans	4	4	5	5	3
Credit cards	3	3	3	2	2
Consumer indirect loans	1	14	16	17	17
Total consumer loans	247	266	267	288	264
Total nonperforming loans	554	694	728	785	834
OREO	8	9	12	100	105
Nonperforming loans held for sale	35	32	47	49	61
Other nonperforming assets	2	3	3	3	3
Total nonperforming assets	$599	$738	$790	$937	$1,003
Accruing loans past due 90 days or more	82	74	92	86	73
Accruing loans past due 30 through 89 days	164	190	191	241	336
Restructured loans — accruing and nonaccruing (a)	270	334	376	363	306
Restructured loans included in nonperforming loans (a)	146	177	192	229	168
Nonperforming assets from discontinued operations — education lending business	4	5	5	5	6
Nonperforming loans to period-end portfolio loans	.56%	.69%	.72%	.78%	.81%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.61	.73	.78	.92	.97
(a)Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	3Q21	2Q21	1Q21	4Q20	3Q20
Balance at beginning of period	$694	$728	$785	$834	$760
Loans placed on nonaccrual status	116	186	196	300	387
Charge-offs	(66)	(74)	(135)	(160)	(150)
Loans sold	(17)	(10)	(13)	(9)	(6)
Payments	(136)	(92)	(37)	(83)	(83)
Transfers to OREO	(1)	—	(3)	(3)	—
Transfers to nonperforming loans held for sale	—	—	—	—	—
Loans returned to accrual status	(36)	(44)	(65)	(94)	(74)
Balance at end of period	$554	$694	$728	$785	$834

KeyCorp Reports Third Quarter 2021 Profit
October 21, 2021

Line of Business Results
(dollars in millions)

						Percentage change 3Q21 vs.
	3Q21	2Q21	1Q21	4Q20	3Q20	2Q21	3Q20
Consumer Bank
Summary of operations
Total revenue (TE)	$870	$852	$864	$896	$864	2.1%	.7%
Provision for credit losses	(38)	(70)	(23)	(5)	(3)	45.7	N/M
Noninterest expense	591	584	601	606	567	1.2	4.2
Net income (loss) attributable to Key	241	257	217	225	229	(6.2)	5.2
Average loans and leases	39,796	40,598	39,249	38,033	38,354	(2.0)	3.8
Average deposits	89,156	88,412	85,033	82,845	82,829	.8	7.6
Net loan charge-offs	35	34	36	28	23	2.9	52.2
Net loan charge-offs to average total loans	.35%	.34%	.37%	.29%	.24%	2.9	45.8
Nonperforming assets at period end	$254	$274	$277	$300	$281	(7.3)	(9.6)
Return on average allocated equity	25.81%	28.53%	25.74%	25.60%	26.21%	(9.5)	(1.5)

Commercial Bank
Summary of operations
Total revenue (TE)	$891	$873	$858	$922	$811	2.1%	9.9%
Provision for credit losses	(69)	(131)	(67)	44	150	(47.3)	(187.3)
Noninterest expense	470	451	443	499	447	4.2	5.1
Net income (loss) attributable to Key	384	433	383	310	173	(11.3)	122.0
Average loans and leases	59,914	59,953	61,221	63,432	66,378	(.1)	(9.7)
Average loans held for sale	1,190	1,341	1,237	1,285	1,383	(11.3)	(14.0)
Average deposits	56,546	54,814	51,894	52,489	51,585	3.2	9.6
Net loan charge-offs	(6)	9	78	108	103	N/M	N/M
Net loan charge-offs to average total loans	(.04)%	.06%	.52%	.68%	.62%	N/M	N/M
Nonperforming assets at period end	$345	$464	$514	$637	$722	(25.6)	(52.2)
Return on average allocated equity	18.68%	20.74%	17.41%	23.79%	13.35%	(9.9)	39.9
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful